Exhibit 99.1

Quidel Contact:	Media and Investors Contact:
Quidel Corporation	Quidel Corporation
Randy Steward	Ruben Argueta
Chief Financial Officer	858.646.8023
858.552.7931	ruben.argueta@quidel.com

QUIDEL REPORTS THIRD QUARTER 2016 FINANCIAL RESULTS

SAN DIEGO, CA – (Marketwired) - October 26, 2016 — Quidel Corporation (NASDAQ: QDEL), a provider of rapid diagnostic testing solutions, cellular-based virology assays and molecular diagnostic systems, announced today financial results for the third quarter ended September 30, 2016.

Third Quarter 2016 Highlights:

•	Total revenues increased 5% to $49.3 million as compared to $46.8 million in the third quarter of 2015.

•	Received 510(k) clearance from the United States Food and Drug Administration (FDA) for Solana® Influenza A+B Assay.

•	Received 510(k) clearance from the FDA for Solana® Trichomonas Assay.

•	Reported GAAP EPS of $(0.02) per share as compared to $(0.02) per share in the third quarter of 2015 and non-GAAP EPS of $0.10 per diluted share as compared to $0.05 per diluted share in the third quarter of 2015.

Third Quarter 2016 Results
Total revenues for the third quarter of 2016 were $49.3 million, a 5% improvement over sales of $46.8 million in the third quarter of 2015, due to greater sales of Women's Health products and higher Grant Revenue that were partially offset by lower Infectious Disease product revenue. Total Infectious Disease product revenues decreased 2% in the third quarter, led by lower Influenza revenue, partially offset by higher Strep A product revenue. Over the same period, Women's Health revenues increased 7% to $10.2 million.

“In the third quarter, we saw evidence of continued traction and growth across all key franchises. Sofia immunoassay instrument placements were up 37% over the prior year quarter, and the number of customers amending and renewing their Sofia agreements was substantial as well,” said Douglas Bryant, president and CEO of Quidel Corporation. "Molecular product sales were also up noticeably, driven by the successful introduction of Solana Group A Strep earlier in the year."

Total costs and expenses in the third quarter of 2016 were $47.2 million as compared to $45.6 million in the third quarter of 2015. Cost of Sales increased by $0.7 million, and gross margin for the quarter was 64%, equal to the number in the third quarter of last year. Operating expenses, excluding amortization of intangible assets, were $27.2 million in the third quarter of 2016, as compared to $26.4 million in the third quarter of 2015. Research and Development expenses increased by $0.4 million over the third quarter of 2015, primarily due to higher development spend on Sofia 2, as well as increased clinical trial spend on Solana products. Sales and Marketing expenses decreased by $0.3 million primarily due to lower sales compensation costs. General and administrative expenses for the third quarter of 2016 increased by $0.7 million, primarily due to integration costs associated with the Immutopics acquisition and professional services.

Net loss for the third quarter of 2016 was $0.6 million, or $(0.02) per share, compared to net loss of $0.8 million, or $(0.02) per share, for the third quarter of 2015. On a non-GAAP basis, excluding amortization of intangibles, stock compensation expense and certain non-recurring items, net income for the third quarter of 2016 was $3.2 million, or $0.10 per diluted share, compared to net income of $1.7 million, or $0.05 per diluted share, for the same period in 2015.

Results for the Nine Months Ended September 30, 2016
Total revenues decreased 3% to $138.8 million for the nine-month period ended September 30, 2016, as compared to $143.7 million for the same period in 2015. The decrease in revenues was primarily driven by lower Infectious Disease revenue due to lower sales of Influenza and other Respiratory products in the first quarter. Women's Health products grew 8% due to increased sales of Bone Health, Autoimmune/Complement and Thyretain products.

Flu product revenues through the first nine months of 2016 decreased 21% from the same period in 2015 to $50.9 million.

For the nine-month period ended September 30, 2016, total costs and expenses were $149.1 million as compared to $143.6 million over the same period in 2015. Cost of Sales increased by $0.7 million from the first nine months of 2015 driven by lower flu sales, creating a less favorable product mix. Research and Development expense increased by $5.6 million driven by the Savanna MDx platform, our next generation Sofia instrument and clinical trials spend for Solana products. Sales and Marketing expense increased by $0.6 million, primarily due to promotional activities for our Virena platform. General & Administrative expenses decreased by $1.5 million due primarily to 2015 business development expenditures, which did not repeat in the first nine months of 2016, as well as the suspension of the medical device tax.

For the nine-month period in 2016, net loss was $11.9 million, or $(0.36) per share, as compared to net loss of $5.7 million, or $(0.17) per share, for the same nine-month period in 2015. On a non-GAAP basis, excluding amortization of intangibles, stock compensation expense and certain non-recurring items, net income for the nine months ended September 30, 2016 was $0.4 million, or $0.01 per diluted share, as compared to net income of $7.7 million, or $0.22 per diluted share, for the first nine months of 2015.

Non-GAAP Financial Information
The Company is providing non-GAAP financial information to exclude the effect of stock-based compensation, amortization of intangibles and certain non-recurring items on earnings (loss) and net earnings (loss) per share as a supplement to its consolidated financial statements, which are presented in accordance with generally accepted accounting principles in the U.S., or GAAP.

Management is providing the adjusted net earnings (loss) and adjusted net earnings (loss) per share information for the periods presented because it believes this enhances the comparison of the Company’s financial performance from period-to-period, and to that of its competitors. This press release is not meant to be considered in isolation, or as a substitute for results prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures to the comparable GAAP measures is included in this press release as part of the attached financial tables.

Conference Call Information
Quidel management will host a conference call to discuss the third quarter results as well as other business matters today beginning at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). During the conference call, management may answer questions concerning business and financial developments and trends. Quidel’s responses to these questions, as well as other matters discussed during the conference call, may contain or constitute material information that has not been previously disclosed.

To participate in the live call by telephone from the U.S., dial 877-930-5791, and enter the audience pass code 9846-6526.

A live webcast of the call can be accessed at http://ir.quidel.com, and the Web site replay will be available for 14 days. The telephone replay will be available for 48 hours beginning at 8:00 p.m. Eastern Time (5:00 p.m. Pacific Time) today by dialing 404-537-3406 from the U.S., or 855-859-2056 for international callers, and entering pass code 9846-6526.

About Quidel Corporation
Quidel Corporation serves to enhance the health and wellbeing of people around the globe through the development of diagnostic solutions that can lead to improved patient outcomes and provide economic benefits to the healthcare system. Marketed under the Sofia®, QuickVue®, D3® Direct Detection and Thyretain® leading brand names, as well as under the new Solana®, AmpliVue®, and Lyra® molecular diagnostic brands, Quidel's products aid in the detection and diagnosis of many critical diseases and conditions, including, among others, influenza, respiratory syncytial virus, Strep A, herpes, pregnancy, thyroid disease and fecal occult blood. Quidel's research and development engine is also developing a continuum of diagnostic solutions from advanced lateral-flow and direct fluorescent antibody to molecular diagnostic tests to further improve the quality of healthcare in physicians' offices and hospital and reference laboratories. For more information about Quidel's comprehensive product portfolio, visit quidel.com.

This press release contains forward-looking statements within the meaning of the federal securities laws that involve material risks, assumptions and uncertainties. Many possible events or factors could affect our future financial results and performance, such that our actual results and performance may differ materially from those that may be described or implied in the forward-looking statements. As such, no forward-looking statement can be guaranteed. Differences in actual results and performance may arise as a result of a number of factors including, without limitation, fluctuations in our operating results resulting from seasonality, the timing of the onset, length and severity of cold and flu seasons, government and media attention focused on influenza and the related potential impact on humans from novel influenza viruses, adverse changes in competitive conditions in domestic and international markets, changes in sales levels as it relates to the absorption of our fixed costs, lower than anticipated market penetration of our products, the reimbursement system currently in place and future changes to that system, changes in economic conditions in our domestic and international markets, the quantity of our product in our distributors’ inventory or distribution channels, changes in the buying patterns of our distributors, and changes in the healthcare market and consolidation of our customer base; our development and protection of intellectual property; our development of new technologies, products and markets; our reliance on a limited number of key distributors; our reliance on sales of our influenza diagnostics tests; our ability to manage our growth strategy, including our ability to integrate companies or technologies we have acquired or may acquire; intellectual property risks, including but not limited to, infringement litigation; our debt service requirements; our inability to settle conversions of our convertible senior notes in cash; the effect on our operating results from the trigger of the conditional conversion feature of our convertible senior notes; limitations and covenants in our senior credit facility; our need for additional funds to finance our operating needs; volatility and disruption in the global capital and credit markets; acceptance of our products among physicians and other healthcare providers; competition with other providers of diagnostic products; adverse actions or delays in new product reviews or related to currently-marketed products by the U.S. Food and Drug Administration (the “FDA”); changes in government policies; compliance with other government regulations, such as safe working conditions, manufacturing practices, environmental protection, fire hazard and disposal of hazardous substances; third-party reimbursement policies; our ability to meet demand for our products; interruptions in our supply of raw materials; product defects; business risks not covered by insurance and exposure to other litigation claims; interruption to our computer systems; competition for and loss of management and key personnel; international risks, including but not limited to, compliance with product registration requirements, exposure to currency exchange fluctuations and foreign currency exchange risk sharing arrangements, longer payment cycles, lower selling prices and greater difficulty in collecting accounts receivable, reduced protection of intellectual property rights, political and economic instability, taxes, and diversion of lower priced international products into U.S. markets; our significant debt service requirements; the possibility that we may incur additional indebtedness; dilution resulting from future sales of our equity; volatility in our stock price; provisions in our charter documents, Delaware law and our convertible senior notes that might delay or impede stockholder actions with respect to business combinations or similar transactions; and our intention of not paying dividends. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “might,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “goal,” “project,” “strategy,” “future,” and similar words, although some forward-looking statements are expressed differently. The risks described in reports and registration statements that we file with the Securities and Exchange Commission (the “SEC”) from time to time should be carefully considered. You are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date of this press release. Except as required by law, we undertake no obligation to publicly release the results of any revision or update of these forward-looking statements, whether as a result of new information, future events or otherwise.

QUIDEL CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data; unaudited)

	Three months ended September 30,
	2016	2015
Total revenues	$49,341	$46,812
Cost of sales (excludes amortization of intangible assets from acquired businesses and technology)	17,728	16,961
Research and development	8,801	8,419
Sales and marketing	11,853	12,112
General and administrative	6,561	5,889
Amortization of intangible assets from acquired businesses and technology	2,273	2,219
Total costs and expenses	47,216	45,600
Operating income	2,125	1,212
Interest expense, net	(3,006)	(3,090)
Loss before taxes	(881)	(1,878)
Benefit for income taxes	(309)	(1,116)
Net loss	$(572)	$(762)

Basic and diluted loss per share	$(0.02)	$(0.02)
Shares used in basic and diluted per share calculation	32,673	33,683

Gross profit as a % of total revenues	64%	64%
Research and development as a % of total revenues	18%	18%
Sales and marketing as a % of total revenues	24%	26%
General and administrative as a % of total revenues	13%	13%

Condensed balance sheet data (in thousands):	9/30/2016	12/31/2015
Cash, cash equivalents and restricted cash	$153,363	$191,534
Accounts receivable, net	26,191	18,398
Inventories	23,364	26,388
Total assets	376,497	406,505
Long-term debt	146,546	147,329
Stockholders’ equity	196,747	218,676

QUIDEL CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data; unaudited)

	Nine months ended September 30,
	2016	2015
Total revenues	$138,795	$143,717
Cost of sales (excludes amortization of intangible assets from acquired businesses and technology)	54,295	53,566
Research and development	31,164	25,575
Sales and marketing	36,376	35,823
General and administrative	20,532	22,039
Amortization of intangible assets from acquired businesses and technology	6,782	6,638
Total costs and expenses	149,149	143,641
Operating (loss) income	(10,354)	76
Interest expense, net	(8,619)	(9,046)
Loss before taxes	(18,973)	(8,970)
Benefit for income taxes	(7,115)	(3,268)
Net loss	$(11,858)	$(5,702)

Basic and diluted loss per share	$(0.36)	$(0.17)
Weighted shares used in basic and diluted per share calculation	32,645	34,313

Gross profit as a % of total revenues	61%	63%
Research and development as a % of total revenues	22%	18%
Sales and marketing as a % of total revenues	26%	25%
General and administrative as a % of total revenues	15%	15%

QUIDEL CORPORATION
Reconciliation of Non-GAAP Financial Information
(In thousands, except per share data; unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
	(unaudited)		(unaudited)
Net loss - GAAP	$(572)	$(762)	$(11,858)	$(5,702)
Add:
Non-cash stock compensation expense	1,734	1,719	5,820	5,713
Amortization of intangibles	2,381	2,360	7,132	7,724
Amortization of debt discount and issuance costs	1,343	1,341	4,022	3,989
One-time business development expenses	197	—	568	2,390
Income tax impact of valuation allowance for deferred tax assets	137	(73)	852	790
Income tax impact of non-cash stock compensation expense, amortization of intangibles, debt discount and issuance costs and one-time business development expenses	(1,980)	(2,851)	(6,140)	(7,213)
Adjusted net income	$3,240	$1,734	$396	$7,691
Basic earnings per share:
Adjusted net earnings	$0.10	$0.05	$0.01	$0.22
Net loss - GAAP	$(0.02)	$(0.02)	$(0.36)	$(0.17)
Diluted earnings per share:
Adjusted net earnings	$0.10	$0.05	$0.01	$0.22
Net loss - GAAP	$(0.02)	$(0.02)	$(0.36)	$(0.17)